                                                                   Exhibit 10.12

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 MEDIA 100 INC.,

                           DERRINGER ACQUISITION CORP.

                                       and

                              DIGITAL ORIGIN, INC.

                          Dated as of December 28, 1999

                                TABLE OF CONTENTS



                                    ARTICLE I THE MERGER............................................2
         SECTION 1.1       THE MERGER...............................................................2
         SECTION 1.2       CONSUMMATION OF THE MERGER...............................................2
         SECTION 1.3       ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION...................2
         SECTION 1.4       BY-LAWS OF THE SURVIVING CORPORATION.....................................2
         SECTION 1.5       DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION......................2
         SECTION 1.6       CLOSING..................................................................3

               ARTICLE II CONVERSION AND EXCHANGE OF SECURITIES.....................................3
         SECTION 2.1       CONVERSION OF CAPITAL STOCK..............................................3
         SECTION 2.2       EXCHANGE OF CERTIFICATES.................................................4

         ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
         COMPANY                      8
         SECTION 3.1       ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.............................8
         SECTION 3.2       ARTICLES OF INCORPORATION AND BY-LAWS....................................9
         SECTION 3.3       CAPITALIZATION...........................................................9
         SECTION 3.4       AUTHORITY RELATIVE TO THIS AGREEMENT....................................10
         SECTION 3.5       NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................11
         SECTION 3.6       SEC FILINGS; FINANCIAL STATEMENTS.......................................12
         SECTION 3.7       ABSENCE OF CERTAIN CHANGES OR EVENTS....................................12
         SECTION 3.8       NO UNDISCLOSED LIABILITIES..............................................13
         SECTION 3.9       ABSENCE OF LITIGATION...................................................13
         SECTION 3.10      AGREEMENTS, CONTRACTS AND COMMITMENTS...................................13
         SECTION 3.11      COMPLIANCE; PERMITS.....................................................14
         SECTION 3.12      EMPLOYEE BENEFIT PLANS, OPTIONS
                           AND EMPLOYMENT AGREEMENTS...............................................14
         SECTION 3.13      LABOR MATTERS...........................................................16
         SECTION 3.14      PROPERTIES; ENCUMBRANCES................................................17
         SECTION 3.15      TAXES...................................................................17
         SECTION 3.16      ENVIRONMENTAL MATTERS...................................................19
         SECTION 3.17      INTELLECTUAL PROPERTY...................................................20
         SECTION 3.18      INSURANCE...............................................................21
         SECTION 3.19      RESTRICTIONS ON BUSINESS ACTIVITIES.....................................21
         SECTION 3.20      REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................22
         SECTION 3.21      INTERESTED PARTY TRANSACTIONS...........................................22
         SECTION 3.22      CHANGE IN CONTROL PAYMENTS..............................................23
         SECTION 3.23      YEAR 2000 COMPLIANCE....................................................23


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


         SECTION 3.24      POOLING; TAX MATTERS....................................................24
         SECTION 3.25      NO EXISTING DISCUSSIONS.................................................24
         SECTION 3.26      OPINION OF FINANCIAL ADVISOR............................................25
         SECTION 3.27      BROKERS.................................................................25
         SECTION 3.28      AFFILIATES..............................................................25
         SECTION 3.29      PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS.......................25
         SECTION 3.30      ABSENCE OF CERTAIN PAYMENTS.............................................25
         SECTION 3.31      FULL DISCLOSURE.........................................................25

         ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND
         MERGER SUB                 26
         SECTION 4.1       ORGANIZATION AND QUALIFICATION..........................................26
         SECTION 4.2       CERTIFICATE OF INCORPORATION AND BY-LAWS................................27
         SECTION 4.3       CAPITALIZATION..........................................................27
         SECTION 4.4       AUTHORITY RELATIVE TO THIS AGREEMENT....................................28
         SECTION 4.5       NO CONFLICT, REQUIRED FILINGS AND CONSENTS..............................29
         SECTION 4.6       SEC FILINGS; FINANCIAL STATEMENTS.......................................29
         SECTION 4.7       ABSENCE OF CERTAIN CHANGES OR EVENTS....................................30
         SECTION 4.8       NO UNDISCLOSED LIABILITIES..............................................30
         SECTION 4.9       COMPLIANCE..............................................................31
         SECTION 4.10      ABSENCE OF LITIGATION...................................................31
         SECTION 4.11      EMPLOYEE BENEFIT PLANS, OPTIONS
                           AND EMPLOYMENT AGREEMENTS...............................................31
         SECTION 4.12      LABOR MATTERS...........................................................33
         SECTION 4.13      PROPERTIES; ENCUMBRANCES................................................33
         SECTION 4.14      TAXES...................................................................34
         SECTION 4.15      ENVIRONMENTAL MATTERS...................................................35
         SECTION 4.16      INTELLECTUAL PROPERTY...................................................35
         SECTION 4.17      REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................37
         SECTION 4.18      YEAR 2000 COMPLIANCE....................................................37
         SECTION 4.19      BROKERS.................................................................38
         SECTION 4.20      OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES............................38
         SECTION 4.21      POOLING; TAX MATTERS....................................................39
         SECTION 4.22      AFFILIATES..............................................................39

                             ARTICLE V CONDUCT OF BUSINESS.........................................39
         SECTION 5.1       CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER...................39
         SECTION 5.2       CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER........................41
         SECTION 5.3       ADVICE OF CHANGES.......................................................42
         SECTION 5.4       COOPERATION.............................................................42



                          ARTICLE VI ADDITIONAL AGREEMENTS.........................................42
         SECTION 6.1       ACCESS TO INFORMATION; CONFIDENTIALITY..................................42
         SECTION 6.2       NO SOLICITATION.........................................................43
         SECTION 6.3       PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT......................46
         SECTION 6.4       SHAREHOLDERS' AND STOCKHOLDERS' MEETINGS................................46
         SECTION 6.5       LEGAL CONDITIONS TO MERGER..............................................47
         SECTION 6.6       AGREEMENTS WITH RESPECT TO AFFILIATES...................................48
         SECTION 6.7       TAX-FREE REORGANIZATION.................................................48
         SECTION 6.8       POOLING ACCOUNTING......................................................48
         SECTION 6.9       LETTERS OF ACCOUNTANTS..................................................49
         SECTION 6.10      PUBLIC ANNOUNCEMENTS....................................................49
         SECTION 6.11      LISTING OF PARENT SHARES................................................49
         SECTION 6.12      OPTIONS.................................................................49
         SECTION 6.13      CONSENTS................................................................50
         SECTION 6.14      INDEMNIFICATION AND INSURANCE...........................................50
         SECTION 6.15      ADDITIONAL AGREEMENTS; BEST EFFORTS.....................................51

                         ARTICLE VII CONDITIONS TO THE MERGER......................................51
         SECTION 7.1       CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.............51
         SECTION 7.2       ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT
                           AND MERGER SUB..........................................................53
         SECTION 7.3       ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY......................54

                                ARTICLE VIII TERMINATION...........................................54
         SECTION 8.1       TERMINATION.............................................................54
         SECTION 8.2       EFFECT OF TERMINATION...................................................56
         SECTION 8.3       FEES AND EXPENSES.......................................................56

                            ARTICLE IX GENERAL PROVISIONS..........................................57
         SECTION 9.1       NONSURVIVAL OF REPRESENTATIONS; WARRANTIES
                           AND AGREEMENTS..........................................................57
         SECTION 9.2       NOTICES.................................................................57
         SECTION 9.3       CERTAIN DEFINITIONS.....................................................58
         SECTION 9.4       AMENDMENT...............................................................59
         SECTION 9.5       EXTENSION; WAIVER.......................................................59
         SECTION 9.6       HEADINGS................................................................60
         SECTION 9.7       SEVERABILITY............................................................60
         SECTION 9.8       ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES..........................60
         SECTION 9.9       ASSIGNMENT..............................................................60
         SECTION 9.10      INTERPRETATION..........................................................60
         SECTION 9.11      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...................60



         SECTION 9.12      GOVERNING LAW...........................................................61
         SECTION 9.13      COUNTERPARTS............................................................61


LIST OF EXHIBITS

Exhibit A             Merger Agreement
Exhibit B             Form of Company Affiliate Agreement
Exhibit C             Form of Parent Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 28, 1999 (this "Agreement"), by and among Media 100 Inc., a Delaware corporation ("Parent"), Derringer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Digital Origin, Inc., a California corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders or shareholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the terms of this Agreement and the applicable provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL");

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1100 et seq. of the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the CGCL and DGCL.

         SECTION 1.2 CONSUMMATION OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger between Merger Sub and the Company together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as EXHIBIT A (the "Merger Agreement"), the parties hereto shall file the Merger Agreement with the Secretary of State of the State of California, whereupon Merger Sub shall be merged with and into the Company pursuant to sections 1100 et seq. of the CGCL. The parties hereto shall make all other filings, recordings or publications required by the CGCL and DGCL in connection with the Merger. The Merger shall become effective at the time specified in the Merger Agreement (the "Effective Time").

         SECTION 1.3 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. At and after the Effective Time, the Articles of Incorporation attached as ANNEX I to the Merger Agreement, shall be the Articles of Incorporation of the Surviving Corpora tion, until amended in accordance with the CGCL.

         SECTION 1.4 BY-LAWS OF THE SURVIVING CORPORATION. At and after the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, until amended in accordance with the CGCL.

         SECTION 1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

         (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law. In furtherance thereof, the Company shall secure, at the Effective Time, such resignations of its incumbent directors as are necessary to enable the designees of Parent to be elected or appointed to the Board of Directors of the Company.

         (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law.

         SECTION 1.6 CLOSING. Subject to satisfaction of the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., E.S.T., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts on a date to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of each of the conditions set forth in Article VII or on such other date and at such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is referred to herein as the "Closing Date."

                                   ARTICLE II

                      CONVERSION AND EXCHANGE OF SECURITIES

         SECTION 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the common stock, no par value, of the Company (the "Company Common Stock") or capital stock of Merger Sub:

         (a) COMPANY COMMON STOCK. Subject to this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.5347, (the "Exchange Ratio") of a share of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), payable upon the surrender of the certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that are to be converted, pursuant to this Section 2.1(a), into the right to receive shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except (i) dissenters' rights, if any, as described in Section 2.1.(c), or (ii) the right to receive the shares of Parent Common Stock pursuant to this Section 2.1(a), any dividends or other distributions payable pursuant to Section 2.2(c) and any cash in lieu of fractional shares payable pursuant to Section 2.2(d), all to be issued or paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2(b), without interest (collectively, the "Merger Consideration"). Notwithstanding the foregoing, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend, reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

         (b) COMPANY WARRANTS. The (i) warrant to purchase up to 60,000 shares of Company Common Stock at $10.00 per share dated September 13, 1996 issued by the Company to IBM Credit Corporation, (ii) warrant to purchase up to 5,000 shares of Company Common Stock at $10.00 per share dated October 13, 1996 issued by the Company to Mitsubishi Electronics America, Inc., and (iii) warrant to purchase up to 50,000 shares of Company Common Stock at $1.50 per share dated November 23, 1998 issued by the Company to Post Digital Software, Inc. (collectively, the "Company Warrants"), in each case to the extent issued and outstanding immediately prior to the Effective Time, shall be converted into the right to purchase Parent Common Stock in accordance with their respective terms.

         (c) APPRAISAL RIGHTS. Holders of all shares of the outstanding capital stock of the Company for which dissenters' rights, if any, shall have been perfected under section 1300 et seq. of the CGCL (the "Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. The Company shall give Parent prompt notice of any demand, purported demand or other communication received by the Company with respect to any Dissenting Shares or shares claimed to be Dissenting Shares and Parent shall have the right to participate in all negotiations and proceedings with respect to such shares.

         (d) CAPITAL STOCK OF MERGER SUB. Each common share, par value $.01 per share, of Merger Sub ("Merger Sub Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation.

         (e) STOCK OPTIONS. Options to purchase shares of Company Common Stock
(i) granted under (x) the Company's 1994 Directors' Stock Option Plan, the Company's 1990 Directors' Stock Option Plan, the Company's 1995 Stock Option Plan, the 1988 SuperMac Option Plan or the Company's 1986 Stock Option Plan (collectively, the "Company Stock Option Plans"), or (y) the Company's 1999 Employee Stock Purchase Plan (the "Company ESPP") or (ii) granted to James Given, Charles Berger, Mark Housley, Brady Bruce, Mary Bobel, Cary Capece, Tom Fristoe, Henry Morgan and Michael Glass (the "Other Company Options") shall be treated in the manner set forth in Section 6.12.

         SECTION 2.2  EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. Prior to the Closing Date, Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

         (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may specify that are not inconsistent with the terms of this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with Section 2.1(a) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and (iii) any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d), after giving effect to any tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent only (i) the right to exercise dissenters rights, if any, as described in Section 2.1(c), or (ii) the right to receive upon surrender the Merger Consideration.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED PARENT SHARES. No dividends or other distributions with respect to shares of Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock they are entitled to receive until the holder of such Certificate surrenders such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company

Common Stock who have not theretofore complied with this Article II shall look thereafter only to Parent for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article II.

         (d)      NO FRACTIONAL SHARES.

         (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Cer-tificates pursuant to this Article II; no dividend, stock split or other change in the capital structure of Parent shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

         (ii) As promptly as practicable following the Effective Time, the Ex-change Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former shareholders of the Company, sell the Excess Shares at then-prevailing prices on the Nasdaq National Market (the "NASDAQ").

         (iii) The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust (the "Common Shares Trust"). Parent shall be entitled to any interest earned on such proceeds until such proceeds have been distributed to the former holders of Company Common Stock. The Surviving Corporation will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. For purposes of this
         Section 2.2(d), shares of Company Common Stock of any former holder represented by two or more

         Certificates shall be aggregated and in no event shall any holder be paid an amount of cash in respect of more than one share of Parent Common Stock.

         (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the former holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will hold such cash amounts for the benefit of, and pay such cash amounts to, such former holders of Company Common Stock subject to and in accordance with the terms of Section 2.2(b).

         (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

         (f) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Parent Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         (g) CLOSING OF SHARE TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof the Merger Consideration as provided in this Article II; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the Company Disclosure Schedule, dated as of the date hereof, prepared by the Company and delivered to Parent in connection herewith (the "Company Disclosure Schedule"). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III and shall qualify only the corresponding Section in this Article III.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in Section 3.1 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership), (ii) such party or any Subsidiary of such party owns in excess of a majority of the outstanding equity or voting securities or (iii) at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly appointed or controlled by such party or by any one or more of its Subsidiaries. The term "Company Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred or reasonably could be expected to occur prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, prospects, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) could materially delay or prevent the consummation of the transactions contemplated hereby. Changes in economic or market conditions affecting the software industry generally, changes in the Company's stock price, failure to meet the Company's revenue projections for the second quarter of fiscal year 2000 (except as set forth below) or any loss of a supplier, customer or employee resulting from the Merger or its announcement to the extent so resulting will be deemed not to constitute a Company Material Adverse Effect; revenue of 25% or more below the amount set forth in Section 3.1 of the Company Disclosure Schedule for the second quarter of fiscal year 2000 will be deemed to constitute a Company Material Adverse Effect.

         SECTION 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a true, complete and correct copy of its Articles of Incorporation, as amended to date (the "Company Charter"), and By-Laws, as amended to date (the "Company By-Laws"), and the charter and by-laws (or equiva-lent organizational documents), as amended to date, of each of its Subsidiaries (the "Subsidiary Documents"). Such Company Charter, Company By-Laws and Subsid-iary Documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Charter, Company By-Laws or Subsidiary Documents, as the case may be.

         SECTION 3.3  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 2,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"). As of December 13, 1999: (i) 5,611,048 shares of Company Common Stock are issued and outstanding, 836,250 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company Stock Option Plans, 122,568 (as of commencement of the current purchase period ending on February 29, 2000) shares of Company Common Stock are reserved for issuance upon exercise of options granted under the Company ESPP, 415,785 shares of Company Common Stock are reserved for issuance upon exercise of the Other Company Options, 115,000 shares of Company Common Stock are reserved for issuance upon exercise of the Company Warrants, and no shares of Company Common Stock are issued and held in the treasury of the Company; and (ii) no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CGCL, the Company Charter or the Company By-Laws or any agreement to which the Company is a party or is otherwise bound. No material change in such capitalization has occurred since December 13, 1999. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

         (b) Except as described in Section 3.3(a) of this Agreement, there are no equity securities of any class of the Company or any of its Subsidiaries or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described in Section 3.3(a) of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Company or any of its Subsidiaries. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

         SECTION 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approval of the Company's shareholders described below, the Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it (the "Company Merger Documents") at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Company Merger Documents and the consummation of the transactions contemplated by the Company Merger Documents have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's shareholders (the "Company Voting Proposal") under the CGCL and the Company Charter by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and when executed and delivered by the Company each of the other Company Merger Documents will constitute, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined that it is advisable and in the best interests of the Company's shareholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's shareholders approve the Company Voting Proposal.

         SECTION 3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of the Company Merger Documents does not, and the performance of the Company Merger Documents by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected; other than such conflicts, breaches, defaults, impairments or other effects under (iii) of this Section 3.5(a) that have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         (b) The execution and delivery of this Agreement or any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company or its Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity"), except (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the filing of the Proxy Statement/Prospectus with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) the filing and recordation of the Merger Agreement or other documents as required by the CGCL.

         SECTION 3.6  SEC FILINGS; FINANCIAL STATEMENTS.

         (a) The Company has timely filed all forms, reports, schedules, state ments and other documents, including any exhibits thereto, required to be filed by the Company with the SEC, since September 30, 1998 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of the Company as of September 30, 1999 is referred to herein as the "Company Balance Sheet."

         SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (vi) any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

         SECTION 3.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately reflected in the Company Balance Sheet, (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected in the Company Balance Sheet, (c) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

         SECTION 3.9 ABSENCE OF LITIGATION. There are no claims, actions, suits, proceedings or investigations (i) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (ii) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.10  AGREEMENTS, CONTRACTS AND COMMITMENTS.

         (a) Section 3.10(a) of the Company Disclosure Schedule sets forth a list of (i) all agreements, contracts or other instruments containing non-competition or similar restrictive provisions with respect to the Company or any of its Subsidiaries and (ii) all agreements, contracts or other instruments which, as of the date hereof, the Company is required to file as "material contracts" with the SEC pursuant to the requirements of the Exchange Act.

         (b) (i) Neither the Company nor any of its Subsidiaries has breached (without cure), is in default under, or has received written notice of any breach of or default under, any agreements, contracts or other instruments required to be disclosed in Section 3.10(a) of the Company Disclosure Schedule (each, a "Material Contract"), (ii) to the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, (iii) each Material Contract is in full force and effect and (iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and, to the knowledge of the Company or any of its Subsidiaries, each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

         SECTION 3.11          COMPLIANCE; PERMITS.

         (a) Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any (i) law, rule or regulation, or (ii) order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, and the Company is not aware of any such conflict, default or violation thereunder (other than any conflicts, defaults or violations under (i) of this Section 3.11(a) that have not had and could not reasonably be expected to have a Company Material Adverse Effect).

         (b) The Company and its Subsidiaries hold all permits, licenses, ease ments, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any Company Permit.

         SECTION 3.12 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT
AGREEMENTS.

         (a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any of its Subsidiaries (collectively, the "Company Plans"). No Company Plan is subject to Section 302 or Title IV of ERISA or Section

412 of the Code. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan that would affect any employee or former employee of the Company or any of its Subsidiaries.

         (b) With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents: (i) a copy of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof);
(ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Company Plan Description required under ERISA with respect thereto; (iv) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Company Plan intended to qualify under Section 401 of the Code.

         (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

         (d) All contributions required to be made with respect to any Company Plan on or prior to the Effective Time have been timely made or are reflected on the Company Balance Sheet.

         (e) Neither the Company nor any of its Subsidiaries, any Company Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any of its Subsidiaries, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

         (f) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

         (g) Each Company Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Company Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

         (h) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Company Plan providing health or medical benefits in respect of any active or former employee of the Company or any of its Subsidiaries.

         (i) No amounts payable under the Company Plans have failed, or as a result of the transactions contemplated hereby will fail, to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code.

         (j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         SECTION 3.13 LABOR MATTERS. (a) There are no controversies pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors; (b) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(c) neither the Company nor any of its Subsidiaries has any knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries.

         SECTION 3.14 PROPERTIES; ENCUMBRANCES. The Company and each of its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all the tangible properties and assets which it purports to own or lease (real, personal and mixed), including, without limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

         SECTION 3.15  TAXES.

         (a) The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them (giving effect to valid extensions) and all such Tax Returns are true, correct and complete in all material respects. Each group of corporations with which the Company or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Affiliated Group") has timely filed all income and other material Tax Returns that it was required to file (giving effect to valid extensions) with respect to any period in which the Company or any of its Subsidiaries was a member of such Affiliated Group (each such Tax Return, an "Affiliated Return") and all such Affiliated Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company and its Subsidiaries have been timely paid or adequately reserved for. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to current Taxes not yet due and payable. Neither the Company, any of its Subsidiaries nor any member of any Affiliated Group has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney has been granted with respect to any matter relating to Taxes of the Company or any of its Subsidiaries which is currently in force.

         (b) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (c) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. The Company has delivered to Parent true, correct and complete copies of all (i) income and other material Tax Returns filed by the Company and each of its Subsidiaries and (ii) Affiliated Returns, in each case since the date of September 28, 1996. None of the Company, any of its Subsidiaries or any member of any Affiliated Group has received any notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Affiliated Group, and no audits or other administrative proceedings or court proceedings with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Affiliated Group are in progress. No taxing authority has asserted that the Company, any of its Subsidiaries or any Affiliated Group was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnity, sharing, allocation, or similar contract or arrangement. Neither the Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members. Neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         (d) The statute of limitations for the assessment of Taxes has expired for all Tax Returns of the Company and its Subsidiaries and any Affiliated Group, or those Tax Returns have been audited and closed by the appropriate taxing authorities. The Company has delivered to Parent true, correct and complete copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a taxing authority relating to Taxes of, or with respect to, the Company or any of its Subsidiaries and (ii) any closing agreements entered into by the Company or any of its Subsidiaries with any taxing authority.

         (e) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, declarations, schedules, certificates, information statements and other similar documents with respect to Taxes (including any supporting information) required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined or unitary tax returns, claims for refund, amended returns, or declarations of estimated Tax.


         SECTION 3.16  ENVIRONMENTAL MATTERS.

         (a) The Company and its Subsidiaries are in full compliance with all applicable Environmental Laws; neither the Company nor any of its Subsidiaries has received any communication whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in such full compliance; and, to the Company's best knowledge, there are no circumstances that may prevent, interfere with, such full compliance in the future.

         (b) There is no Environmental Claim pending or threatened against the Company or any of its Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

         (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Hazardous Materials, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

         (d) The Company and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any audits, reports, studies, analyses, tests or monitoring possessed or initiated by the Company or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or its Subsidiaries or regarding the Company's or its Subsidiaries' compliance with applicable Environmental Laws.

         (e) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         (f) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         (g) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, all substances defined as Hazardous Substances, Hazardous Wastes, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.

ss. 300.5, or defined as such by, or otherwise regulated under, any Environmental Law.

         (h) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         SECTION 3.17          INTELLECTUAL PROPERTY.

         (a) The Company or its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of all liens and encumbrances), all trademarks, service marks, trade names, copyrights, Internet domain names, mask works, including any registrations or applications for registration thereof, patents and patent applications, and trade secrets, including technology, know-how, processes, schematics, computer software programs or applications, and all other tangible or intangible proprietary information or material, that is used in the business of the Company and its Subsidiaries as currently conducted (the "Company Intellectual Property Rights"). Set forth in Section 3.17(a) of the Company Disclosure Schedule is a list of all Company-owned patents and patent applications, registered and unregistered trademarks and service marks, and copyright and mask work registrations.

         (b) Either the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Company Intellectual Property Rights, and, in the case of Company Intellectual Property Rights owned by the Company or any of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof and the material covered thereby. No claims have been asserted or, to the Company's knowledge, are threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes any intellectual property rights of any third party, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of the Company and its Subsidiaries as currently conducted or as presently proposed to be conducted, or (iii) challenging the ownership or use by the Company or any of its Subsidiaries or the validity of any of the Company Intellectual Property Rights. All patents and trademark, service mark, copyright and mask work registrations held by the Company and its Subsidiaries and used in the business of the Company or its Subsidiaries as currently conducted or as presently proposed to be conducted are valid, subsisting, in full force and effect, and have not lapsed, expired or been cancelled or abandoned. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Intellectual Property Right or product or service of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by the Company or any of its Subsidiaries. No current or former partner, director, officer or employee of the Company or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights in or to any of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or its Subsidiaries is restricted from using or licensing any Company Intellectual Property Right in any manner anywhere in the world, or selling or otherwise distributing any of its products or services.

         (c) Neither the Company nor any Subsidiary is, or as a result of the execution or delivery of this Agreement or the performance of its obligations hereunder will be in violation of any license, sublicense, agreement or instrument to which the Company or such Subsidiary is a party or otherwise bound, nor will the consummation of the transactions contemplated hereby result in any material loss or impairment of the Company or any Subsidiary's ownership of or right to use any of the Company Intellectual Property, nor require the consent of any Governmental Entity or third party with respect to any of the Company Intellectual Property.

         SECTION 3.18 INSURANCE. To the Company's best knowledge, after reasonable inquiry, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount and with such deductibles and retained amounts as generally carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

         SECTION 3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

         SECTION 3.20 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the "Proxy Statement/Prospectus") to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the Company Voting Proposal (the "Company Shareholders Meeting"), and stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the issuance of the Parent Common Stock in the Merger (the "Parent Stockholders Meeting"), shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders of the Company and stockholders of Parent or at the time of the Company Shareholders Meeting and the time of the Parent Stockholders Meeting contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting and the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the later of the Company Shareholders Meeting and the Parent Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy State ment/Prospectus, the Company shall promptly inform Parent. The Proxy State ment/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or the Proxy Statement/Prospectus.

         SECTION 3.21 INTERESTED PARTY TRANSACTIONS. Since the date of the Company's proxy statement dated January 19, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.22 CHANGE IN CONTROL PAYMENTS. Neither the Company nor any of its Subsidiaries have any agreements, other than as previously disclosed in
Section 3.12 of the Company Disclosure Schedule, to which they are parties, or to which they are subject, pursuant to which payments may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

         SECTION 3.23 YEAR 2000 COMPLIANCE.

         (a) All of (i) the internal systems used in the business or operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed or sold by the Company or any of its Subsidiaries to third parties are Year 2000 Compliant.

         (b) To the Company's knowledge, all third-party systems used in connec-tion with the business, products, services or operations of the Company or any of its Subsidiaries, including without limitation any system belonging to any of the Company's or its Subsidiaries' vendors, co-venturers, service providers or customers are Year 2000 Compliant. The Company and its Subsidiaries have received satisfactory written assurances and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of the Company and its Subsidiaries that past and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

         (c) The Company has conducted "year 2000" audits with respect to (i) each of the internal systems used in the business, products, services and operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries to third parties. The Company has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of the Company and its Subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of the Company of any or its Subsidiaries. The Company has made available to Parent true, complete and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the systems, business, operations, products or services of the Company or any of its Subsidiaries.

         (d) Neither the Company nor any of its Subsidiaries has provided any representation, warranty or guarantee for any product sold or licensed, or service provided, by the Company or its Subsidiaries to the effect that such product or service (i) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (ii) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000 or
(iii) is otherwise Year 2000 Compliant.

         (e) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system, product, service or item:

                  (i) will accurately receive, record, store, provide, recognize, recall and process all date and time data from, during, into and between the years 1999, 2000 and 2001, and all years pertinent thereafter;

                  (ii) will accurately perform all date-dependent calculations and operations (including without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the years 1999, 2000 and 2001, and all pertinent years thereafter; and

                  (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (A) the change of years from 1999 to 2000 or from 2000 to 2001, (B) date data, including date data which represents or references different centuries, different dates during 1999, 2000 and 2001, or more than one century or (C) the occurrence of any particular date;

in each case without human intervention, provided, in each case, that all software, applications, hardware and other systems used in conjunction with such system or item that are not owned or licensed by the Company or its Subsidiaries correctly exchange date data with or provide data to such system or item.

         SECTION 3.24 POOLING; TAX MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action or failed to take any action, or has any reason to believe that any conditions exist, that would prevent (a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.25 NO EXISTING DISCUSSIONS. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.2(b)) or any other substantially similar proposal.

         SECTION 3.26 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, First Security Van Kasper, has delivered to the Company an opinion dated the date of this Agreement to the effect that as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. The Company has provided a complete and correct copy of such opinion to Parent.

         SECTION 3.27 BROKERS. No broker, finder or investment banker (other than First Security Van Kasper, whose brokerage, finder's or other fee will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and First Security Van Kasper pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         SECTION 3.28 AFFILIATES. Section 3.28 of the Company Disclosure Schedule contains a true, complete and correct list of all persons who, as of the date hereof, to the best knowledge of the Company, may be deemed to be affiliates of the Company excluding all its Subsidiaries but including all directors and executive officers of the Company.

         SECTION 3.29 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current and former employee and officer of the Company has executed an Agreement Regarding Confidential Information and Inventions, or an Employee Proprietary Information Agreement or similar such agreement, in substantially the form previously provided or made available to Parent. The Company is not aware that any of the current or former employees of the Company is in violation thereof.

         SECTION 3.30 ABSENCE OF CERTAIN PAYMENTS. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of any of them have: (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any Governmental Entity and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 3.31 FULL DISCLOSURE. To the Company's best knowledge, after reasonable inquiry, no representation or warranty by the Company in this Agreement and no statement contained in any schedule or certificate furnished or to be furnished by the Company to Parent, or any of its representatives pursuant to the provisions hereof taken as a whole, contains as of the date hereof any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                            OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the Parent Disclosure Schedule, dated as of the date hereof, prepared by Parent and delivered to the Company in connection herewith (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and shall qualify only the corresponding Section in this Article IV.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Parent and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Parent Material Adverse Effect. A true, complete and correct list of all of Parent's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by Parent or another Subsidiary, is set forth in Section 4.1 of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent and comprising less than one percent of the outstanding stock of such company. The term "Parent Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred or could reasonably be expected to occur prior to the date of determination of the occurrence of the Parent Material Adverse Effect, (i) is materially adverse to the business, prospects, assets (including intangible assets), condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole or (ii) could materially delay or prevent the consummation of the transactions contemplated hereby. Changes in economic or market conditions affecting the computer peripherals or computer software industries generally, changes in Parent's stock price, failure to meet Parent's revenue projections for the first quarter of fiscal year 2000 (except as set forth below) or any loss of a supplier, customer or employee resulting from the Merger or its announcement to the extent so resulting will be deemed not to constitute a Parent Material Adverse Effect; revenue for the first quarter of fiscal year 2000 of 25% or more below the amount set forth in Section 4.1 of the Parent Disclosure Schedule will be deemed to constitute a Parent Material Adverse Effect.

         SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a true, complete and correct copy of its Certifi cate of Incorporation, as amended to date (the "Parent Charter"), and By-Laws, as amended to date (the "Parent By-Laws"). Such Parent Charter and Parent By-Laws are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter or Parent By-Laws.

         SECTION 4.3 CAPITALIZATION.

         (a) The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"). As of November 30, 1999:
(i) 8,485,714 shares of Parent Common Stock are issued and outstanding, 1,826,309 shares of Parent Common Stock are reserved for issuance upon exercise of options granted pursuant to Parent's 1982 Key Employee Incentive Plan, 1986 Employee Stock Purchase Plan and 1992 Key Employee Incentive Plan; and no shares of Parent Common Stock are issued and held in the treasury of Parent; and (ii) no shares of Parent Preferred Stock are issued and outstanding. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent Charter or Parent By-Laws or any agreement to which Parent is a party or is otherwise bound. No material change in such capitalization has occurred since November 30, 1999. All of the outstanding shares of capital stock of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstand-ing shares of capital stock of Parent or any of its Subsidiaries.

         (b) Except as described in Section 4.3(a) of this Agreement, there are no equity securities of any class of Parent or any of its Subsidiaries or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described in Section 4.3(a) of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. To Parent's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of Parent or any of its Subsidiaries There are no obligations, contingent or otherwise, of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

         (c) All of the shares of Parent Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

         (d) The authorized capital stock of Merger Sub consists of 100 Merger Sub Common Shares, all of which are issued and outstanding and fully paid and nonassessable.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approval of Parent's stockholders described below, each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it (the "Parent Merger Documents") at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Parent Merger Documents and the consummation of the transactions contemplated by the Parent Merger Documents have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the holders of Parent Common Stock of the issuance of the Parent Common Stock in the Merger at a meeting where a quorum is present by a majority of the votes properly cast (the "Parent Voting Proposal"). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes, and when executed and delivered by Parent and Merger Sub, as applicable, each of the other Parent Merger Documents will constitute, assuming the due authorization, execution and delivery by the Company, the legal and binding obligation of each of Parent and Merger Sub, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's stockholders for Parent to issue the shares to the Company's shareholders on the terms and subject to the conditions of this Agreement, and has recommended that Parent's stockholders approve the Parent Voting Proposal.

         SECTION 4.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of the Parent Merger Documents by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter, the Parent ByLaws, the Certificate of Incorporation of Merger Sub or the By-

Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected; other than such conflicts, breaches, defaults, impairments or other effects under (iii) of this Section 4.5(a) that have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

         (b) The execution and delivery of this Agreement or any instrument required hereby to be executed and delivered by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and the filing of the Proxy Statement/Prospectus with the SEC under the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) the filing and recordation of the Merger Agreement or other documents as required by the CGCL and the DGCL.

         SECTION 4.6  SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has timely filed all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC since November 30, 1998 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the unaudited balance sheet of Parent as of November 30, 1999 (the "Parent Balance Sheet"), a copy of which has been previously supplied to the Company by Parent, and except as disclosed in the Parent SEC Reports, Parent has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a Parent Material Adverse Effect; (ii) any amendments to or changes in the Parent Charter or Parent By-Laws; (iii) any damage to, destruction or loss of any asset of Parent or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect; (iv) any change by Parent in its accounting methods, principles or practices; (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or (vi) any sale of a material amount of assets (tangible or intangible) of Parent other than in the ordinary course of business and consistent with past practice.

         SECTION 4.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or in the Parent Balance Sheet, to Parent's knowledge, neither Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately reflected in the Parent Balance Sheet, (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected in the Parent Balance Sheet, (c) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

         SECTION 4.9 COMPLIANCE. To Parent's knowledge, neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any (i) law, rule or regulation, or (ii) order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, and Parent is not aware of any such conflict, default or violation thereunder (other than any conflicts, defaults or violations under (i) of this Section 4.9 that have not had and could not reasonably be expected to have a Parent Material Adverse Effect).

         SECTION 4.10 ABSENCE OF LITIGATION. Except as disclosed in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations
(i) pending against Parent or any of its Subsidiaries or any properties or assets of Parent or of any of its Subsidiaries or (ii) to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Parent Material Adverse Effect.

         SECTION 4.11 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT
AGREEMENTS.

         (a) Section 4.11(a) of the Parent Disclosure Schedule contains a true and complete list of (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, pro gram, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA);
(iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA, or to which Parent or a Parent ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Parent or any of its Subsidiaries (collectively, the "Parent Plans"). No Parent Plan is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code. Neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Parent Plan that would affect any employee or former employee of Parent or any of its Subsidiaries.

         (b) With respect to each Parent Plan, Parent has heretofore delivered or made available to the Company true and complete copies of each of the following documents: (i) a copy of the Parent Plan and any amendments thereto (or if the Parent Plan is not a written Parent Plan, a description thereof);
(ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Parent Plan Description required under ERISA with respect thereto; (iv) if the Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Parent Plan intended to qualify under Section 401 of the Code.

         (c) No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of Parent incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

         (d) All contributions required to be made with respect to any Parent Plan on or prior to the Effective Time have been timely made or are reflected on the Parent Balance Sheet.

         (e) Neither Parent nor any of its Subsidiaries, any Parent Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any of its Subsidiaries, any Parent Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Parent Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

         (f) Each Parent Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Parent Plan, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

         (g) Each Parent Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Parent Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

         (h) No Parent Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent Parent or any of its Subsidiaries from amending or terminating any Parent Plan providing health or medical benefits in respect of any active or former employee of Parent or any of its Subsidiaries.

         (i) No amounts payable under the Parent Plans have failed, or as a result of the transactions contemplated hereby will fail, to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code.

         (j) The consummation of the transactions contemplated by this Agree-ment will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any Parent ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         SECTION 4.12 LABOR MATTERS. (a) There are no controversies pending or, to the knowledge of Parent or any of its Subsidiaries, threatened, between Parent or any of its Subsidiaries and any of their respective employees, consultants or inde pendent contractors; (b) neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries, nor does Parent or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (c) neither Parent nor any of its Subsidiaries has any knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, Parent or any of its Subsidiaries.

         SECTION 4.13 PROPERTIES; ENCUMBRANCES. Parent and each of its Subsid iaries have good, valid and marketable title to, or a valid leasehold interest in, all the tangible properties and assets which it purports to own or lease (real, personal and mixed), including, without limitation, all the properties and assets reflected in the Parent Balance Sheet (except for personal property sold since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Parent Balance Sheet are free and clear of all Liens, except for Liens reflected on the Parent Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

         SECTION 4.14 TAXES.

         (a) Parent and each of its Subsidiaries have timely filed with the appro priate taxing authorities all Tax Returns required to be filed by them (giving effect to valid extensions) and all such Tax Returns are true, correct and complete in all material respects. Each group of corporations with which Parent or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Parent Affiliated Group") has timely filed all income and other material Tax Returns that it was required to file (giving effect to valid exten sions) with respect to any period in which Parent or any of its Subsidiaries was a member of such Parent Affiliated Group (each such Tax Return, a "Parent Affiliated Return") and all such Parent Affiliated Returns are true, correct and complete in all material respects. All material Taxes due and owing by Parent and its Subsidiaries have been timely paid or adequately reserved for. There are no Tax Liens on any assets of Parent or any Subsidiary thereof other than liens relating to current Taxes not yet due and payable. Neither Parent, any of its Subsidiaries nor any member of any Affiliated Group has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney has been granted with respect to any matter relating to Taxes of Parent or any of its Subsidiaries which is currently in force.

         (b) Neither Parent nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (c) Parent and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. None of Parent, any of its Subsidiaries or any member of any Parent Affiliated Group has received any notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Parent, any of its Subsidiaries or any Parent Affiliated Group, and no audits or other administrative proceedings or court proceedings with respect to any Taxes or Tax Return of Parent, any of its Subsidiaries or any Parent Affiliated Group are in progress. No taxing authority has asserted that Parent, any of its Subsidiaries or any Parent Affiliated Group was required to file any Tax Return that was not filed. Neither Parent nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax indemnity, sharing, allocation, or similar contract or arrangement. Neither Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which only Parent and its Subsidiaries are or were members. Neither Parent nor any of its Subsidiaries has agreed to, or is required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         (d) The statute of limitations for the assessment of Taxes has expired for all Tax Returns of Parent and its Subsidiaries and any Parent Affiliated Group, or those Tax Returns have been audited and closed by the appropriate taxing authorities.

         SECTION 4.15   ENVIRONMENTAL MATTERS.

         (a) Parent and its Subsidiaries are in full compliance with all applicable Environmental Laws; neither Parent nor any of its Subsidiaries has received any communication whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that Parent or any of its Subsidiaries are not in such full compliance; and, to Parent's best knowledge, there are no circumstances that may prevent, interfere with, such full compliance in the future.

         (b) There is no Environmental Claim pending or threatened against Parent or any of its Subsidiaries or, to Parent's knowledge, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

         (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Hazardous Materials, that could form the basis of any Environmental Claim against Parent or any of its Subsidiaries or, to Parent's knowledge, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

         (d) Parent and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any audits, reports, studies, analyses, tests or monitoring possessed or initiated by Parent or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Parent or its Subsidiaries or regarding Parent's or its Subsidiaries' compliance with applicable Environmental Laws.

         SECTION 4.16  INTELLECTUAL PROPERTY.

         (a) To Parent's knowledge, Parent or its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of all liens and encumbrances), all trademarks, service marks, trade names, copyrights, Internet domain names, mask works, including any registrations or applications for registration thereof, patents and patent applications, and trade secrets, including technology, know-how, processes, schematics, computer software programs or applications, and all other tangible or intangible proprietary information or material, that is used in the business of Parent and its Subsidiaries as currently conducted (the "Parent Intellectual Property Rights").

         (b) To Parent's knowledge, either Parent or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Parent Intellectual Property Rights, and, in the case of Parent Intellectual Property Rights owned by Parent or any of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof and the material covered thereby. No claims have been asserted or, to Parent's knowledge, are threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of Parent or any of its

Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by Parent or any of its Subsidiaries infringes any intellectual property rights of any third party, (ii) against the use by Parent or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of Parent and its Subsidiaries as currently conducted or as presently proposed to be conducted, or (iii) challenging the ownership or use by Parent or any of its Subsidiaries or the validity of any of the Parent Intellectual Property Rights. To Parent's knowledge, all patents and trademark, service mark, copyright and mask work registrations held by Parent and its Subsidiaries and used in the business of Parent or its Subsidiaries as currently conducted or as presently proposed to be conducted are valid, subsisting, in full force and effect, and have not lapsed, expired or been canceled or abandoned. To Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries. To Parent's knowledge, no Parent Intellectual Property Right or product or service of Parent or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by Parent or any of its Subsidiaries. To Parent's knowledge, no current or former partner, director, officer or employee of Parent or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights in or to any of the Parent Intellectual Property. To Parent's knowledge, neither Parent nor any of its Subsidiaries has entered into any agreement under which Parent or its Subsidiaries is restricted from using or licensing any Parent Intellectual Property Right in any manner anywhere in the world, or selling or otherwise distributing any of its products or services.

         (c) To Parent's knowledge, neither Parent nor any Subsidiary is, or as a result of the execution or delivery of this Agreement or the performance of its obligations hereunder will be in violation of any license, sublicense, agreement or instrument to which Parent or such Subsidiary is a party or otherwise bound, nor will the consummation of the transactions contemplated hereby result in any material loss or impairment of Parent or any Subsidiary's ownership of or right to use any of the Parent Intellectual Property, nor require the consent of any Governmental Entity or third party with respect to any of the Parent Intellectual Property.

         SECTION 4.17 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be sent to the stockholders of Parent and the shareholders of the Company in connection with the Parent Stockholders Meeting and the Company Shareholders Meeting, shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent or shareholders of the Company or at the time of the Parent Stockholders Meeting or the Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting or the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Parent Stockholders Meeting or the Company Shareholders Meeting any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         SECTION 4.18          YEAR 2000 COMPLIANCE.

         (a) All of (i) the internal systems used in the business or operations of Parent and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed or sold by Parent or any of its Subsidiaries to third parties are Year 2000 Compliant.

         (b) To Parent's knowledge, all third-party systems used in connection with the business, products, services or operations of Parent or any of its Subsidiaries, including without limitation any system belonging to any of Parent's or its Subsidiaries' vendors, co-venturers, service providers or customers are Year 2000 Compliant. Parent and its Subsidiaries have received satisfactory written assurances and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of Parent and its Subsidiaries that past and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

         (c) Parent has conducted "year 2000" audits with respect to (i) each of the internal systems used in the business, products, services and operations of Parent and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems and (ii) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by Parent or any of its Subsidiaries or licensed by Parent or any of its Subsidiaries to third parties. Parent has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of Parent and its Subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of Parent of any or its Subsidiaries. Parent has made available to the Company true, complete and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of Parent or any third party with respect to the systems, business, operations, products or services of Parent or any of its Subsidiaries.

         (d) Neither Parent nor any of its Subsidiaries has provided any representation, warranty or guarantee for any product sold or licensed, or service provided, by Parent or its Subsidiaries to the effect that such product or service (i) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (ii) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000 or
(iii) is otherwise Year 2000 Compliant.

         SECTION 4.19 BROKERS. No broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray Inc. whose brokerage, finder's or other fee will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         SECTION 4.20 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 4.21 POOLING; TAX MATTERS. Neither Parent nor any of its affiliates has taken or agreed to take any action or failed to take any action, or has any reason to believe that any conditions exist, that would prevent (a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 4.22 AFFILIATES. Section 4.22 of the Parent Disclosure Schedule contains a true, complete and correct list of all persons who, as of the date hereof, to the best knowledge of Parent, may be deemed to be affiliates of Parent excluding all its Subsidiaries but including all directors and executive officers of Parent.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

         SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing or in accordance with Section 6.2(b), the Company shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and the Company shall use commercially reasonable best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except (x) as set forth in Section 5.1 of the Company Disclosure Schedule, (y) as contem-plated by this Agreement or (z) in accordance with Section 6.2(b), the Company shall not and shall not permit its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:


         (a) amend or otherwise change the Company Charter, Company By-Laws or any Subsidiary Document;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries, other than Company Common Stock pursuant to the exercise of (x) options currently outstanding, under the Company Stock Option Plans or the Company ESPP, in each case, in accordance with their current terms, (y) the Other Company Options in accordance with their current terms or
(z) the warrants in accordance with their current terms;

         (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, other than Company Common Stock pursuant to the exercise of options currently outstanding, under the Company Stock Option Plans or the Company ESPP, in each case, in accordance with their current terms, (y) the Other Company Options in accordance with their current terms or (z) the warrants in accordance with their current terms;

         (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into or amend any material contract or agreement, or enter into, renew, amend or terminate any lease relating to real property; or (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole;

         (f) except as disclosed in Section 5.1(f) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its directors, officers or employees (except such increases payable to non-officer employees made in the ordinary course of business consistent with past practice), grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, pay any bonuses to any officer of the Company, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by GAAP;

         (h) make any Tax election or settle or compromise any Tax liability or agree to an extension of a statute of limitations or file any amended Tax Returns or claims for refund;

         (i) except for the settlement of existing lawsuits disclosed in Section 5.1(i) of the Company Disclosure Schedule solely in exchange for the payment of not more than $50,000 per lawsuit (and $100,000 in the aggregate for all such lawsuits) in cash, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

         (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied.

         SECTION 5.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER.
Parent covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, Parent shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in the ordinary course of business and in compliance in all material respects with all applicable laws and regulations; and Parent shall use commercially reasonable best efforts to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the current officers, employees and consultants of Parent and its Subsidiaries and to preserve the present relationships of Parent and its Subsidiaries with customers, suppliers and other persons with which Parent or any of its Subsidiaries has significant business relations.

         SECTION 5.3 ADVICE OF CHANGES. Parent and the Company shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it (and, in the case of Parent, made by

Merger Sub) contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it (and, in the case of Parent, by Merger
Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, on such party or the ability for the conditions set forth in Article VII to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect in any manner the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or any matter set forth in the Company Disclosure Schedule, the Parent Disclosure Schedule or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.4 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, (a) representatives of the Company shall confer on a regular and frequent basis with one or more representatives of Parent to discuss operational matters that are material and the general status of ongoing operations and (b) each of Parent and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1  ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) The Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this
Section 6.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

         (b) Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the Company and to the Company's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, Parent shall furnish promptly to the Company a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 6.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

         (c) Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired in accordance with the terms of the Mutual Agreement of Confidentiality dated November 11, 1999 between Parent and the Company (the "Confidentiality Agreement"); provided, however, that the termination date of the Confidentiality Agreement is hereby extended to June 30, 2000.

         SECTION 6.2   NO SOLICITATION.

         (a) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company and its Subsidiaries and affiliates shall not, directly or indirectly, through any officer, director, employee, advisor, financial advisor, representative or agent (and it shall cause such officers, directors, employees, advisors, financial advisors, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could be expected to lead to, an Acquisition Proposal or (ii) engage in negotiations or discussions concerning, or provide any non-public information with respect to the Company and its Subsidiaries to any person making or proposing to make, any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Acquisition Proposal, and subject to the Company's compliance with Section 6.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making such Acquisition Proposal pursuant to a confidentiality agreement containing terms no less favorable to the Company than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

         (b) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Company Voting Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Acquisition Proposal; PROVIDED,

HOWEVER, that if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may, in response to an unsolicited Superior Proposal, and subject to the Company's compliance with Section 6.2(c),
(x) take any action prohibited by clause (i) of this sentence or (y) if prior to taking any action prohibited by clauses (ii) or (iii) of this sentence the Company terminates this Agreement pursuant to Section 8.1(g) and pays to Parent all amounts due Parent in connection with such termination pursuant to Sections 8.3(b) and (c) in accordance therewith, take any action prohibited by clauses
(ii) or (iii) of this sentence. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, including First Security Van Kasper) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed.

         (c) The Company, its Subsidiaries and affiliates (and their respective officers, directors, employees, advisors, financial advisors, representatives and agents) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent or its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company shall notify Parent immediately after receipt by the Company (or its counsel, advisors or agents) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Parent informed of all developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that is considering making, or has made, an Acquisition Proposal. The Company shall give Parent five business days advance notice of its intention to exercise its rights under the proviso to (i) Section 6.2(a) specifying the material terms and conditions of the Acquisition Proposal with respect to which it intends to exercise such rights and identifying the person making such Acquisition Proposal, or (ii) Section 6.2(b) specifying the material terms and conditions of the Superior Proposal with respect to which it intends to exercise such rights and identifying the person making such Superior Proposal. The Company shall provide Parent with (i) copies of all documents received from any person or entity that is considering making or has made an Acquisition Proposal and (ii) copies of all documents to be delivered or sent to any person or entity that is considering making or has made an Acquisition Proposal.

         (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender or exchange offer by a third party contemplated by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly provided in Sections 6.2(b) and 6.4, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, in a manner adverse to Parent, or propose publicly to withdraw or modify, in a manner adverse to Parent, its position with respect to the Company Voting Proposal or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

         SECTION 6.3  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

         (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall in consultation with each other prepare, and shall file with the SEC, preliminary joint proxy materials which shall constitute the Proxy Statement/Prospectus. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, (i) Parent and the Company shall file with the SEC the Proxy Statement/Prospectus and (ii) Parent shall file with the SEC the Registration Statement. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

         (b) The Company shall use all reasonable efforts to mail the Proxy Statement/Prospectus to the shareholders of the Company and Parent shall use all reasonable efforts to mail the Proxy Statement/Prospectus to the stockholders of

Parent as soon as practicable after the Registration Statement is declared effective by the SEC.

         (c) The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may request pursuant to this Agreement in connection with the Registration Statement and the issuance of the shares of Parent Common Stock.

         (d) The Company and Parent shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

         SECTION 6.4   SHAREHOLDERS' AND STOCKHOLDERS' MEETINGS.

         (a) The Company shall, subject to and in accordance with applicable law and the Company Charter and Company By-Laws, promptly and duly call, give notice of, convene and hold the Company Shareholders Meeting to be held as promptly as practicable following the date upon which the Registration Statement becomes effective for the purpose of voting on the Company Voting Proposal. The Company will, through its Board of Directors, recommend to its shareholders the approval of the Company Voting Proposal and the other transactions contemplated, which recommendation shall be included in the Proxy Statement/Prospectus, and will use its best efforts to solicit from its shareholders proxies in favor of the Company Voting Proposal; PROVIDED, HOWEVER, that the Board of Directors of the Company may withdraw or modify, in a manner adverse to Parent, such recommendation (i) if a Superior Proposal has been made and remains in effect, then if the Board of Directors of the Company is permitted to do so under
Section 6.2(b) or (ii) if no Acquisition Proposal or Superior Proposal has been made, then if, at any time prior to the date of the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law.

         (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of its Corporate Secretary setting forth the voting results from the Company Shareholders Meeting.

         (c) Parent shall, subject to and in accordance with applicable law and the Parent Charter and Parent By-Laws, promptly and duly call, give notice of, convene and hold the Parent Stockholders Meeting to be held as promptly as practicable following the date upon which the Registration Statement becomes effective for the purpose of voting on the Parent Voting Proposal. Parent will, through its Board of Directors, recommend to its stockholders the approval of the Parent Voting Proposal and will use its best efforts to solicit from its stockholders proxies in favor of the Parent Voting Proposal. In addition to a proposal that four of its five existing directors be reelected to it's Board of Directors, Parent will include in the Proxy

Statement/Prospectus, a proposal that Mark Housley and Carl Rosendahl be elected to it's Board of Directors, effective as of the Effective Time. Management of Parent shall recommend to the Board of Directors of Parent that Parent include in the Proxy Statement/Prospectus a proposal to increase the number of shares reserved for issuance under the Parent's Stock Option Plan by an amount to be determined by the management of Parent to be prudent under the circumstances.

         (d) At or prior to the Closing, Parent shall deliver to the Company a certificate of its Corporate Secretary setting forth the voting results from the Parent Stockholders Meeting.

         SECTION 6.5 LEGAL CONDITIONS TO MERGER. Each of Parent and, subject to
Section 6.2, the Company will use its commercially reasonable best efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, the Company or any of their Subsidiaries in connection with the Merger or taking of any action contemplated thereby or by this Agreement.

         SECTION 6.6  AGREEMENTS WITH RESPECT TO AFFILIATES.

         (a) The Company will use its commercially reasonable best efforts to cause each person who is identified in Section 3.28 of the Company Disclosure Schedule and any other person who may be or become an "affiliate" of the Company as of the time of the Company Shareholders Meeting for purposes of (i) Rule 145 under the Securities Act ("Rule 145") or (ii) qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to Parent, as soon as practicable but not later than thirty days preceding the Effective Time, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, substantially in the form of EXHIBIT B hereto. The Company shall provide prompt notice to Parent of any such other person who may be or become an "affiliate" of the Company as of the time of the Company Shareholders Meeting who is not identified in Section 3.28 of the Company Disclosure Schedule.

         (b) Parent will use its commercially reasonable best efforts to cause each person who is identified in Section 4.22 of the Parent Disclosure Schedule and any other person who may be or become an "affiliate" of Parent as of the time of the Parent Stockholders Meeting for purposes of qualifying the merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to the Company, as soon as practicable but not later than thirty days preceding the Effective Time, a written agreement (a "Parent Affiliate Agreement") in connection with restrictions on affiliates under pooling of interests accounting treatment, substantially in the form of EXHIBIT C hereto. Parent shall provide prompt notice to the Company of any such other person who may be or become an "affiliate" of Parent as of the time of the Parent Stockholders Meeting who is not identified in Section 4.22 of the Parent Disclosure Schedule.

         SECTION 6.7 TAX-FREE REORGANIZATION. Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall each use its commercially reasonable best efforts to cause the Merger to so qualify. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that could jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 6.8 POOLING ACCOUNTING. Parent and the Company shall each use its commercially reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that could jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. Each of Parent and the Company agrees to take such commercially reasonable action as may be required to negate the impact of any past actions which to its knowledge could jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

         SECTION 6.9 LETTERS OF ACCOUNTANTS.

         (a) Parent shall use its commercially reasonable best efforts to cause to be delivered to the Company (i) a copy of a letter of Arthur Andersen LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective, in form and substance satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time and (ii) the letter of Arthur Andersen LLP referred to in Section 7.1(h).

         (b) The Company shall use its commercially reasonable best efforts to cause to be delivered to Parent (i) a copy of a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective, in form and substance satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time and (ii) the letter of Ernst & Young LLP referred to in Section 7.1(h).

         SECTION 6.10 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NASDAQ if it has used all reasonable efforts to consult with the other party prior thereto.

         SECTION 6.11 LISTING OF PARENT SHARES. Parent shall use its commercially reasonable best efforts to have authorized for listing on the NASDAQ, upon official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

         SECTION 6.12 OPTIONS. As of the Effective Time, each option to acquire shares of Company Common Stock (each, a "Company Option") other than options issued pursuant to the Radius, Inc. Directors' Stock Option Plan (all of which accelerate and will be exercised or will expire pursuant to their existing terms as of the Effective Time) shall become and represent an option to purchase (i) the number of shares of Parent Common Stock (a "Parent Option") determined by multiplying (x) the number of shares of Company Common Stock which would have been purchasable pursuant to such Company Option by (y) the Exchange Ratio (with the result rounded up to the nearest whole share) (ii) at an exercise price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock subject to the Company Option divided by the Exchange Ratio (with the result rounded to the nearest whole cent); provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. After the Effective Time, (i) each Parent Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Option immediately prior to the Effective Time and (ii) Parent shall promptly file a Registration Statement on Form S-8 with respect to the shares of Parent Common Stock issuable with respect thereto and shall use its commercially reasonable best efforts to list such shares with the NASDAQ. Prior to the Effective Time, the Company shall take all necessary and appropriate action to effectuate the provisions of this Section 6.12.

         SECTION 6.13 CONSENTS. The Company shall use its commercially reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger, including without limitation each of the consents listed in Section 3.5 of the Company Disclosure Schedule.

         SECTION 6.14          INDEMNIFICATION AND INSURANCE.

         (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors, officers and employees of the Company and its Subsidiaries under the provisions existing on the date hereof in the Company Charter or Company By-Laws or in the indemnification agreements previously provided by the Company to Parent (collectively "Existing Indemnification Obligations") shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time. Parent shall cause the Existing Indemnification Obligations to be assumed (by operation of law or otherwise) by any successor to the Surviving Corporation by merger or sale of all or substantially all assets and shall guarantee the performance of the Existing Indemnification Obligation by the Surviving Corporation (or any such successor) with respect to claims thereunder related to the transactions contemplated by this Agreement.

         (b) For a period of five years after the Effective Time, Parent shall cause the Surviving Corporation (or any successor of the Surviving Corporation by merger or sale of all or substantially all assets) to maintain in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of the Company) only with respect to claims arising from facts or events which occurred at or before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation (or any such successor) be required to expend pursuant to this Section 6.14(b) more than an aggregate amount equal to 125% the current aggregate annual premiums paid by the Company for such insurance (the "Maximum Amount") (which premiums the Company represents and warrants to be $117,000 in the aggregate). If the amount of the aggregate annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation (or any such successor) during such five-year period shall maintain or procure as much coverage as possible for aggregate annual premiums not to exceed the Maximum Amount and shall promptly send a letter to the persons listed in Section 6.14(b) of the Company Disclosure Schedule notifying them of such occurrence.

         SECTION 6.15 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regula-tions to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                                        CONDITIONS TO THE MERGER

         SECTION 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

         (b) SHAREHOLDER APPROVAL. The Company Voting Proposal shall have been approved and adopted by the requisite vote of the shareholders of the Company;

         (c) HSR ACT AND OTHER APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act and under any other legal requirement (including without limitation any authorization, consent, order or approval, or dedication, filing or expiration of any waiting period) of any Governmental Entity shall have expired or been terminated, as the case may be, and any requirements of other jurisdictions applicable to the consummation of the Merger shall have been satisfied;

         (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (e) TAX OPINIONS. (i) Parent shall have received an opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company shall have received an opinion of its counsel, Fenwick & West LLP, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (iii) the issuance of the opinions described in clauses (i) and (ii) of this paragraph shall be conditioned upon the receipt by counsel for Parent and the Company of representation letters from each of Parent, Merger Sub and Company, in each case, in form and substance reasonably satisfactory to both of such counsel;

         (f) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent to dispose of or hold separate all or any portion of the business or assets of Parent (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement;

         (g) NASDAQ LISTING. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ upon official notice of issuance;

         (h) OPINION OF ACCOUNTANTS. Parent shall have received (and delivered to the Company copies of) a letter from Arthur Andersen LLP, dated a date within two business days of the Proxy Statement/Prospectus and within two business days of the Closing Date, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. The Company shall have received (and delivered to Parent copies of) a letter from Ernst & Young LLP, dated a date within two business days of the Proxy Statement/Prospectus and within two business days of the Closing Date, stating that neither the Company nor any of its Subsidiaries has taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or any action taken or agreed to be taken by Parent or any of its Subsidiaries) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles; and

         (i) STOCKHOLDER APPROVAL. The Parent Voting Proposal shall have been approved and adopted by the requisite vote of the stockholders of Parent.

         SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (x) for changes contemplated by this Agreement and (y) where the failures to be true and correct (without regard to any materiality, Company Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and could not reasonably be expected to have, a Company Material Adverse Effect; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect;

         (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect;

         (c) CONSENTS OBTAINED. All consents, waivers, approvals, authorizations and orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company; and

         (d) AFFILIATE AGREEMENTS. Parent shall have received from each person within the time frame specified in Section 6.6(a) who is identified in Section
3.28 of the Company Disclosure Schedule or in any notice delivered by the Company to Parent pursuant to Section 6.6(a) as an "affiliate" of the Company, an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

         SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (x) for changes contemplated by this Agreement, and, (y) where the failures to be true and correct (without regard to any materiality, Parent Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and could not reasonably be expected to have, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of Parent to such effect;

         (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent to such effect; and

         (c) AFFILIATE AGREEMENTS. The Company shall have received from each person within the time frame specified in Section 6.6(b) who is identified in
Section 4.22 of the Parent Disclosure Schedule or in any notice delivered by Parent to the Company pursuant to Section 6.6(b) as an "affiliate" of the Company, an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

                                  ARTICLE VIII

                                                                     TERMINATION

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

         (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2000 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

         (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under
Section 6.5 and used its reasonable best efforts to have any such order, decree, ruling or other action vacated or lifted);

         (d) by either Parent or the Company, if at the Company Shareholders Meeting (including any adjournment or postponement), the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained;

         (e) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.2(a) or 7.2(b) to not be satisfied and which breach shall not have been cured within 10 business days following receipt by the Company of written notice of such breach from Parent;

         (f) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach shall not have been cured within 10 business days following receipt by Parent of written notice of such breach from the Company;

         (g) by the Company at any time prior to the date of the Company Shareholders Meeting if, in response to an unsolicited Superior Proposal, and, subject to the Company's compliance with Section 6.2(c), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to terminate this Agreement in order to comply with its fiduciary duties to the Company's shareholders under applicable law; provided that any termination by the Company pursuant to this
Section 8.1(g) shall not be effective unless and until the Company shall have paid to Parent all amounts due Parent in connection with such termination pursuant to Sections 8.3(b) and (c) in accordance therewith;

         (h) by Parent in the event of a breach of Section 6.2 or Section 6.4(a) or (b);

         (i) by Parent or the Company if, at the Parent Stockholders Meeting (including any adjournment or postponement thereof), the Parent Voting Proposal shall not have been approved ;

         (j) by Parent, if for any reason other than Parent's failure to perform its obligations under this Agreement the Company fails to call and hold the Company Shareholders Meeting by the date which is one business day prior to the Outside Date; or

         (k) by the Company, if for any reason other than the Company's failure to perform its obligations under this Agreement Parent fails to call and hold the Parent Stockholders Meeting by the date which is one business day prior to the Outside Date.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, stockholders or shareholders except (i) that the provisions of Sections 3.27, 4.19, 8.3, this Section 8.2 and Article IX shall survive termination and (ii) nothing herein shall relieve any party from liability for any breach hereof prior to such termination.

         SECTION 8.3  FEES AND EXPENSES.

         (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent shall bear all fees and expenses, other than the Company's financial advisor's, accountant's and attorneys' fees and expenses, incurred in connection with preparing the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and filings under the HSR Act.

         (b) The Company shall reimburse Parent for all fees and expenses of Parent (or in the case of clause (i) of this Section 8.3(b), up to $750,000 of fees and expenses of Parent) actually incurred relating to the transactions contemplated by this Agreement prior to termination (including without limitation fees and expenses of Parent's counsel, accountants and financial advisors), upon the termination of this Agreement (i) by Parent or the Company pursuant to Section 8.1(d) (if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal), or (ii) by Parent pursuant to Sections 8.1(e), 8.1(h) or 8.1(j) or (iii) by the Company pursuant to Section 8.1(g).

         (c) The Company shall pay Parent a termination fee of $1,620,000 (and in the case of termination of this Agreement pursuant to Section 8.1(d), the Company shall also reimburse Parent for all fees and expenses of Parent actually incurred relating to the transactions contemplated by this Agreement prior to termination in excess of the amount previously reimbursed pursuant to 8.3(b)) on the date of the first to occur of the following events:

                  (i) the entry by the Company into an agreement with respect to, or the consummation of, any Acquisition Proposal within six months of the termination of this Agreement pursuant to Sections 8.1(d), 8.1(e), 8.1(h) or 8.1(j) if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or

                  (ii) the termination of this Agreement by the Company pursuant to Section 8.1(g).

         (d) Parent shall reimburse the Company for all fees and expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including without limitation fees and expenses of the Company's counsel, accountants and financial advisors), upon the termination of this

Agreement (i) by Parent or the Company pursuant to Section 8.1(i), or (ii) by the Company pursuant to Sections 8.1(f) or 8.1(k).

         (e) Parent and the Company each acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Parent or the Company fails promptly to pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Parent or the Company, as the case may be, for the fee set forth in this Section 8.3, Parent or the Company, as the case may be, shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS; WARRANTIES AND AGREEMENTS. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.12,
6.14 and 6.15, this Article IX and the Affiliate Agreements.

         SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)  If to Parent or Merger Sub:

                           290 Donald Lynch Boulevard
                           Marlborough, Massachusetts 01752-4748
                           Attention:  Steven Shea

                           Telecopier No.:  (508) 303-4620
                           Telephone No.:  (508) 303-4800

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Beacon Street
                           Boston, MA 02108
                           Attn:  David Brewster, Esq.

                           Telecopier No.:  (617) 573-4822
                           Telephone No.:  (617) 573-4825

                  (b) If to the Company:

                           460 E. Middlefield Road
                           Mountain View, California 94043
                           Attention:  Mark Housley

                           Telecopier No.:  (650) 404-6205
                           Telephone No.:  (650) 404-6301

                  With a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA 94306
                           Attention:  Gordon Davidson, Esq.

                           Telecopier No.:  (650) 494-1417
                           Telephone No.:  (650) 858-7237

         SECTION 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a Saturday or Sunday or any day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

         (d) "control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

         (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         SECTION 9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Company Voting Proposal by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         SECTION 9.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 9.8 ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.14, who shall have the right to enforce such provisions directly.

         SECTION 9.9 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any wholly owned subsidiary thereof; PROVIDED, HOWEVER, that no such assignment pursuant to this Section 9.9 shall relieve Parent of its obligations hereunder.

         SECTION 9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         SECTION 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the conflict of law provisions thereof, including that the Merger shall be effected in accordance with the applicable provisions of the CGCL. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations of any party hereto under this Agreement will be commenced and maintained in any court of competent jurisdiction located in the State of California. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in

Section 9.2, and consents to the exercise of jurisdiction of a court of the State of California over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

         SECTION 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   MEDIA 100 INC.

                                   By:      ________________________________
                                            Name:  Steven D. Shea
                                            Title:  Vice President of Finance

                                   DERRINGER ACQUISITION CORP.

                                   By:      ________________________________
                                            Name:  Steven D. Shea
                                            Title:  President and Secretary

                                   DIGITAL ORIGIN, INC.

                                   By:      ________________________________
                                            Name:  Mark Housley
                                            Title:  Chairman and Chief Executive
                                                       Officer

                             TABLE OF DEFINED TERMS


                                                                                  CROSS REFERENCE
TERMS                                                                               IN AGREEMENT
Acquisition Proposal............................................................  Section 6.2(b)
Affiliate.......................................................................  Section 9.3(a)
Affiliated Group................................................................  Section 3.15(a)
Affiliated Return...............................................................  Section 3.15(a)
Agreement.......................................................................  Preamble
Beneficial Owner................................................................  Section 9.3(b)
Business Day....................................................................  Section 9.3(c)
Certificates....................................................................  Section 2.1(a)
CGCL............................................................................  Preamble
Closing.........................................................................  Section 1.6
Closing Date....................................................................  Section 1.6
Code............................................................................  Preamble
Common Shares Trust.............................................................  Section 2.2(d)(ii)
Company.........................................................................  Preamble
Company Affiliate Agreement.....................................................  Section 6.6(a)
Company Balance Sheet...........................................................  Section 3.6(b)
Company By-Laws.................................................................  Section 3.2
Company Charter.................................................................  Section 3.2
Company Common Stock............................................................  Section 2.1
Company Disclosure Schedule.....................................................  Article III
Company ESPP....................................................................  Section 2.1(e)
Company Intellectual Property Rights............................................  Section 3.17(a)
Company Material Adverse Effect ................................................  Section 3.1
Company Merger Documents........................................................  Section 3.4
Company Option..................................................................  Section 6.12




                                                                                  CROSS REFERENCE
TERMS                                                                               IN AGREEMENT
Company Permits.................................................................  Section 3.11(b)
Company Plans...................................................................  Section 3.12(a)
Company Preferred Stock.........................................................  Section 3.3(a)
Company SEC Reports.............................................................  Section 3.6(a)
Company Shareholders Meeting....................................................  Section 3.20
Company Stock Option Plans .....................................................  Section 2.1(e)
Company Voting Proposal.........................................................  Section 3.4
Company Warrants ...............................................................  Section 2.1(b)
Confidentiality Agreement.......................................................  Section 6.1(c)
Control.........................................................................  Section 9.3(d)
DGCL............................................................................  Preamble
Dissenting Shares ..............................................................  Section 2.1(c)
Effective Time..................................................................  Section 1.2
Environmental Claim.............................................................  Section 3.16(e)
Environmental Laws..............................................................  Section 3.16(f)
ERISA...........................................................................  Section 3.12(a)
ERISA Affiliate.................................................................  Section 3.12(a)
Excess Shares ..................................................................  Section 2.2(a)(ii)
Exchange Act....................................................................  Section 3.5(b)
Exchange Agent .................................................................  Section 2.2(a)
Exchange Ratio..................................................................  Section 2.1(a)
Existing Indemnification Obligations............................................  Section 6.14(a)
GAAP............................................................................  Section 3.6(b)
Governmental Entity.............................................................  Section 3.5(b)
Hazardous Materials.............................................................  Section 3.16(g)
HSR Act.........................................................................  Section 3.5(b)



                                                                                  CROSS REFERENCE
TERMS                                                                               IN AGREEMENT
Liens...........................................................................  Section 3.3(a)
Material Contract...............................................................  Section 3.10(b)
Maximum Amount..................................................................  Section 6.14(b)
Merger..........................................................................  Preamble
Merger Agreement................................................................  Section 1.2
Merger Consideration ...........................................................  Section 2.1(a)
Merger Sub......................................................................  Preamble
Merger Sub Common Shares .......................................................  Section 2.1(d)
NASDAQ..........................................................................  Section 2.2.(d)(ii)
Other Company Options...........................................................  Section 2.1(e)
Outside Date....................................................................  Section 8.1(b)
Parent..........................................................................  Preamble
Parent Affiliate Agreement......................................................  Section 6.6(b)
Parent Affiliated Group.........................................................  Section 4.14(a)
Parent Affiliated Return........................................................  Section 4.14(a)
Parent Balance Sheet............................................................  Section 4.7
Parent By-Laws..................................................................  Section 4.2
Parent Charter..................................................................  Section 4.2
Parent Common Stock.............................................................  Section 2.1(a)
Parent Disclosure Schedule......................................................  Article IV
Parent ERISA Affiliate..........................................................  Section 4.11(a)
Parent Intellectual Property Rights.............................................  Section 4.16(a)
Parent Material Adverse Effect..................................................  Section 4.1
Parent Merger Documents.........................................................  Section 4.4
Parent Option...................................................................  Section 6.12
Parent Plans....................................................................  Section 4.11(a)


                                                                                  CROSS REFERENCE
TERMS                                                                               IN AGREEMENT
Parent Preferred Stock..........................................................  Section 4.3(a)
Parent SEC Reports..............................................................  Section 4.6(a)
Parent Stockholders' Meeting....................................................  Section 3.20
Parent Voting Proposal..........................................................  Section 4.4
Person..........................................................................  Section 9.3(e)
Proxy Statement/Prospectus......................................................  Section 3.20
Registration Statement..........................................................  Section 3.5(b)
Release.........................................................................  Section 3.16(h)
Rule 145........................................................................  Section 6.6(a)
SEC.............................................................................  Section 3.5(b)
Securities Act..................................................................  Section 3.5(b)
Subsidiary......................................................................  Section 3.1
Subsidiary Documents............................................................  Section 3.2
Superior Proposal...............................................................  Section 6.2(b)
Surviving Corporation...........................................................  Section 1.1
Tax Returns.....................................................................  Section 3.15(e)
Tax/Taxes.......................................................................  Section 3.15(e)
Year 2000 Compliant.............................................................  Section 3.23(e)


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